UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                      February 24, 2005 (February 23, 2005)
                      -------------------------------------


                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)


 Delaware                            000-28167                     52-2126573
--------------------------------------------------------------------------------
(State or other jurisdiction         (Commission                (IRS Employer
of incorporation)                    File Number)            Identification No.)


600 Telephone Ave., Anchorage, Alaska                                  99503
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code   907 - 297 - 3000
                                                  ------------------------------


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On February 24, 2005, Alaska Communications Systems Group, Inc. reported its financial results for the year ended December 31, 2004. The press release is attached hereto as Exhibit 99.1.

Item 5.02 Election of Director

On February 23, 2005, Alaska Communications Systems Group, Inc. announced the appointment of Gary R. Donahee to its Board of Directors.

The press release announcing his appointment is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 8.01 Other Events

On February 24, 2005, Alaska Communications Systems Group, Inc. ("ACS") reported financial results for its fourth quarter and year-ended December 31, 2004.

Quarterly Financial Highlights

For the fourth quarter ending December 31, 2004, revenues were $75.1 million, which represented a 3.3 percent increase over fourth quarter 2003 revenues of $72.8 million, adjusted to exclude revenues from the discontinued State of Alaska contract. Including the State of Alaska contract revenues, reported revenues for the fourth quarter of 2003 were $77.2 million. Wireless subscribers grew at a record pace for the fifth consecutive quarter and wireless revenue rose to $15.4 million this quarter compared to $11.7 million a year ago.

Also during the fourth quarter of 2004 compared to the fourth quarter of 2003:

o Net loss declined to $7.1 million from $17.2 million and to a loss of $0.23 per share from $0.58 per share;

o    Adjusted EBITDA increased to $26.2 million from $24.1 million; and

o Interest expense declined to $12.2 million from $20.0 million due to an $8.0 million charge for the early extinguishment of an interest rate swap in the fourth quarter of 2003.

ACS generated $19.1 million in cash from operating activities in the fourth quarter, following up on $15.5 million in cash from operating activities in the third quarter. ACS closed the quarter with a cash balance of $85.9 million.

Fourth Quarter 2004 Metric Highlights

o Increased total number of retail customer relationships across all product lines by approximately 7,800 to over 397,000 total, a doubling of net addition growth rate compared to the third quarter of 2004.

o Added over 5,100 wireless subscribers, growing 5.4 percent compared to the third quarter of 2004 and bringing the total to over 100,600 wireless subscribers. Churn remained low at 1.7 percent per month.

o Recorded wireless average revenue per unit (ARPU) of $45.42 compared to the seasonally stronger third quarter wireless ARPU of $47.43.

o Increased digital subscriber lines (DSL) 9.4 percent to over 24,700 compared to the third quarter of 2004 as a result of consumer and business bundling programs.

o    Increased long distance subscribers by over 2,700 to 47,050 customers, a
     6.1 percent increase compared to the third quarter of 2004, principally as a result of a focused selling effort and the bundling of the long distance product with other ACS services.

o Recorded over 295,000 access lines, representing a decrease of approximately 6,300 lines, or 2.1 percent, compared to the third quarter of 2004, which is in line with company expectations and reflective of industry trends.

Annual Financial Review

For the year ending December 31, 2004, total revenues were $302.7 million, which represented a 3.6 percent increase over 2003 adjusted revenues of $292.3 million. Including the State of Alaska contract and directory business revenues, reported revenues for 2003 were $323.8 million. Net loss for the year 2004 was $39.3 million, or $1.33 per share, as compared to a net loss of $6.6 million, or $0.22 per share in 2003. Net loss for 2003 was inclusive of a gain on the disposal of assets of $112.6 million and contract termination and asset impairment charges of $54.9 million. Adjusted EBITDA for the year 2004 was $97.4 million, an increase of 4.8 percent from $92.9 million in 2003. Net cash provided by operating activities for 2004 increased 15 percent to $57.8 million, as compared to $50.4 million in 2003.

                                  Tables Follow


                                                                                                  Schedule 1

                                  ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                                    CONSOLIDATED STATEMENTS OF OPERATIONS
                   For the Three Months and Twelve Months Ended December 31, 2004 and 2003
                             (Unaudited, in Thousands, Except per Share Amounts)

                                                          Three Months Ended         Twelve Months Ended
                                                             December 31,                December 31,
                                                     --------------------------------------------------------
                                                         2004          2003          2004          2003
                                                     --------------------------------------------------------
Operating revenues:
 Local telephone                                           $50,961       $52,614      $211,187      $215,686
 Wireless                                                   15,428        11,680        56,694        46,548
 Directory                                                       -             -             -        11,631
 Internet                                                    5,160         8,610        20,173        33,026
 Interexchange                                               3,576         4,333        14,653        16,956
                                                     --------------------------------------------------------
  Total operating revenues                                  75,125        77,237       302,707       323,847

Operating expenses:
 Local telephone                                            30,862        31,786       127,918       116,653
 Wireless                                                   10,689         9,268        37,918        31,064
 Directory                                                       -             -             -         5,249
 Internet                                                    4,535         9,694        25,739        45,523
 Interexchange                                               4,262         7,656        19,773        25,542
 Contract termination and asset impairment charges               -           319             -        54,858
 Depreciation and amortization                              20,701        15,450        78,387        82,185
 Loss (gain) on disposal of assets, net                         29          (115)        2,854      (112,622)
                                                     --------------------------------------------------------
 Goodwill impairment loss                                        -             -             -             -
                                                     --------------------------------------------------------
  Total operating expenses                                  71,078        74,058       292,589       248,452

Operating income                                             4,047         3,179        10,118        75,395

Other income and expense:
 Interest expense                                          (12,234)      (19,992)      (51,288)      (71,470)
 Interest income and other                                     903           713         1,657        (9,408)
                                                     --------------------------------------------------------
  Total other income (expense)                             (11,331)      (19,279)      (49,631)      (80,878)
                                                     --------------------------------------------------------

Loss before income taxes and discontinued operations        (7,284)      (16,100)      (39,513)       (5,483)

Income tax benefit (expense)                                   219        (1,095)          219        (1,095)
                                                     --------------------------------------------------------

Loss from continuing operations                             (7,065)      (17,195)      (39,294)       (6,578)
Loss from discontinued operations                                -             -             -           (52)
                                                     --------------------------------------------------------
Cumulative effect of change in accounting principle,
 net of tax                                                      -             -             -             -
                                                     --------------------------------------------------------

Net loss                                                   $(7,065)     $(17,195)     $(39,294)      $(6,630)
                                                     ========================================================

Loss per share - basic and diluted:
 Loss from continuing operations                            $(0.23)       $(0.58)       $(1.33)       $(0.22)
 Loss from discontinued operations                               -             -             -         (0.00)
 Net loss                                                   $(0.23)       $(0.58)       $(1.33)       $(0.22)
                                                     ========================================================

Weighted average shares outstanding:
 Basic                                                      30,105        29,429        29,592        29,980
                                                     ========================================================
 Diluted                                                    30,105        29,429        29,592        29,980
                                                     ========================================================


                                                                                                           Schedule 2


                                      ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                                             CONSOLIDATED BALANCE SHEETS
                                 (Unaudited, In Thousands Except Per Share Amounts)


                                                                                          December 31,  December 31,
                                          Assets                                                  2004          2003
                                                                                          ---------------------------
Current assets:
  Cash and cash equivalents                                                                    $85,860       $97,798
  Restricted cash                                                                                4,690         3,635
  Accounts receivable-trade, net of allowance of $4,869 and $4,865                              39,413        41,718
  Materials and supplies                                                                         6,623        10,099
  Prepayments and other current assets                                                           3,724         5,850
                                                                                          ---------------------------
    Total current assets                                                                       140,310       159,100

Property, plant and equipment                                                                1,061,767     1,041,904
Less:  Accumulated depreciation and amortization                                               649,455       603,760
                                                                                          ---------------------------
  Property, plant and equipment, net                                                           412,312       438,144

Goodwill                                                                                        38,403        38,403
Intangible Assets                                                                               21,871        22,055
Debt issuance costs                                                                             15,482        18,939
Deferred charges and other assets                                                                8,749         8,750
                                                                                          ---------------------------
Total assets                                                                                  $637,127      $685,391
                                                                                          ===========================

                                   Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
  Current portion of long-term obligations                                                      $2,298        $1,982
  Accounts payable-affiliate                                                                     3,973         5,082
  Accounts payable, accrued and other current liabilities                                       53,843        47,303
  Income taxes payable                                                                               -         1,095
  Advance billings and customer deposits                                                         8,948         8,766
                                                                                          ---------------------------
    Total current liabilities                                                                   69,062        64,228

Long-term obligations, net of current portion                                                  523,591       548,238
Other deferred credits and long-term liabilities                                                77,916        71,065
Commitments and contingencies

Stockholders' equity (deficit):
  Preferred stock, no par, 5,000 authorized, no shares issued and outstanding                        -             -
  Common stock, $.01 par value; 145,000 shares authorized, 35,245 and
     33,611 shares issued and 30,695 and 29,343 outstanding, respectively                          352           336
  Common stock, $.01 par value; 0 and 267 shares subject to mandatory redemption                     -        (1,198)
  Treasury stock, 4,549 and 4,268 shares, respectively, at cost                                (18,443)      (17,118)
  Paid in capital in excess of par value                                                       287,966       278,181
  Accumulated deficit                                                                         (298,786)     (253,798)
  Accumulated other comprehensive loss                                                          (4,531)       (4,543)
                                                                                          ---------------------------
    Total stockholders' equity (deficit)                                                       (33,442)        1,860
                                                                                          ---------------------------
Total liabilities and stockholders' equity                                                    $637,127      $685,391
                                                                                          ===========================


                                                                                    Schedule 3

                         ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                      CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                          Years ended December 31, 2004 and 2003
                                 (Unaudited, in Thousands)

                                                                          2004        2003
                                                                       ------------------------

Net cash provided by operating activities                                  $57,827     $50,411

Cash Flows from Investing Activities:
      Construction & capital expenditures, net of capitalized interest     (51,422)    (48,566)
      Net proceeds from sale of business                                         -     155,269
      Placement of funds in restricted account                              (1,055)     (3,725)
      Release of funds from escrow                                               -       3,539
                                                                       ------------------------
                              Net cash used by investing activities        (52,477)    106,517

Cash Flows from Financing Activities:
      Proceeds from the issuance of long-term debt, net of discounts             -     375,970
      Debt issuance costs                                                        -     (14,000)
      Repayments of long-term debt                                         (26,962)   (434,102)
      Purchase of treasury stock                                              (127)     (5,830)
      Issuance of common stock                                               9,801         267
                                                                       ------------------------
                              Net cash provided (used) by financing
                               activities                                  (17,288)    (77,695)

Increase (decrease) in cash                                                (11,938)     79,233

Cash, Beginning of period                                                   97,798      18,565
                                                                       ------------------------

Cash, End of period                                                        $85,860     $97,798
                                                                       ========================

Supplemental Cash Flow Data:
      Interest paid, net of capitaized interest                            $45,470     $51,372
                                                                       ========================
      Income taxes paid, net of refund                                        $876          $-
                                                                       ========================

Supplemental Noncash Transactions:
      Interest rate swap marked to market                                       $-    $(14,152)
                                                                       ========================
      Property acquired under a mortgage                                        $-      $2,340
                                                                       ========================
      Minimum pension liability adjustment                                    $(12)      $(191)
                                                                       ========================
      Dividend declared, but not paid                                      $(5,694)         $-
                                                                       ========================

                                                                                                                 Schedule 4
                                               ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                                                     SCHEDULE OF ADJUSTED REVENUES
                                          For the Three Months Ended March 31, 2001 and 2000
                                                       (Unaudited, in Thousands)


                                                                          Three Months Ended        Twelve Months Ended
                                                                             December 31,              December 31,
                                                                      -----------------------------------------------------
                                                                              2004         2003         2004          2003
                                                                      -----------------------------------------------------

Total operating revenues                                                   $75,125      $77,237     $302,707      $323,847

Adjustment for termination of the State of Alaska TPA contract                   -       (4,479)           -       (19,927)

Adjustment for sale of the Company's
      Directory business  - Directory revenues                                   -            -            -       (11,631)
                                                                      -----------------------------------------------------

Total adjusted operating revenues                                          $75,125      $72,758     $302,707      $292,289
                                                                      =====================================================


Note: In an effort to provide investors with additional information regarding the Company's results as determined by generally accepted accounting principles (GAAP), the Company also discloses certain non-GAAP information which management utilizes to assess performance. The Company has disclosed its total operating revenues adjusted to exclude the impact of disposed of operations and the termination of the State of Alaska Telecommunications Partnering Agreement
(TPA) as the Company believes that such data will facilitate more useful period-to-period comparisons of the Company's ongoing operations.


                                                                                Schedule 5

                                  ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                                    SCHEDULE OF LOCAL TELEPHONE REVENUES
                   For the Three Months and Twelve Months Ended December 31, 2004 and 2003
                                          (Unaudited, in Thousands)


                                        Three Months Ended       Twelve Months Ended
                                           December 31,              December 31,
                                    ----------------------------------------------------
                                            2004         2003         2004         2003
                                    ----------------------------------------------------

Local telephone revenues:
      Local network service              $22,697      $22,686      $91,669      $96,656
      Network access revenue              22,174       23,808       97,536       97,759
      Deregulated and other                6,090        6,120       21,982       21,271
                                    ----------------------------------------------------

        Local telephone revenues         $50,961      $52,614     $211,187     $215,686
                                    ====================================================

                                                                                               Schedule 6

                                             ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                                                   SCHEDULE OF EBITDA CALCULATION
                                  For the Three Months and Year Ended December 31, 2004 and 2003
                                                     (Unaudited, in Thousands)

                                                               Three Months Ended   Twelve Months Ended
                                                                  December 31,          December 31,
                                                             --------------------------------------------
                                                                   2004       2003       2004       2003
                                                             --------------------------------------------

Net cash provided (used) by operating activities                $19,093       $(59)   $57,827    $50,411
 Adjustments to reconcile net income to net cash provided by operating activities:

  Loss on discontinued operations                                     -          -          -        (52)
  Loss (gain) on disposal of assets and asset impairments           (29)       115     (2,854)    48,863
  Depreciation and amortization                                 (20,701)   (15,450)   (78,387)   (82,185)
  Amortization of debt issuance costs, warrants and original
   issue discount                                                (1,085)      (935)    (6,088)   (17,048)
  Non-cash stock compensation expense                                 -       (900)                 (900)
  Other non-cash expenses                                           (12)    (4,118)       (12)    (4,118)
  Other deferred credits                                         (1,478)       100     (3,048)    (1,643)
  Changes in components of working capital:
    Accounts receivable and other current assets                 (2,811)     1,604     (7,907)    (7,451)
    Accounts payable and other current liabilities                  404      1,932      1,176      6,380
    Deferred charges and other assets                              (446)       515         (1)     1,072
  Net cash used in discontinued operations                            -          1          -         41
                                                             --------------------------------------------

Net income (loss)                                               $(7,065)  $(17,195)  $(39,294)   $(6,630)
 Add (subtract):
  Interest expense                                               12,234     19,992     51,288     71,470
  Income tax (benefit) expense                                     (219)     1,095       (219)     1,095
  Depreciation and amortization                                  20,701     15,450     78,387     82,185
  (Gain) loss on disposal of assets and asset impairment
   charges, net                                                      29       (115)     2,854   (112,622)
  Gain on foreign exchange                                            -          -          -     (4,261)
  Goodwill impairment loss                                            -          -          -          -
  Impairment charges related to SOA                                   -          -          -     63,759
  Stock based compensation                                            -        900          -        900
  Non-cash pension expense                                          150        238        699        238
  Non-cash litigation reserves                                        -      3,880       (300)     3,880
                                                             --------------------------------------------
         EBITDA                                                  25,830     24,245     93,415    100,014

  Adjustment for discontinued operations                              -          -          -         52
  Adjustment for the termination of airplane lease                    -          -      2,854          -
  Adjustment for Neptune capped commitment                            -          -        750          -
  Adjustment for sale of the Company's directory business  -
   Directory EBITDA                                                   -       (164)         -     (7,165)
  IDS transaction costs                                             375          -        375          -
                                                             --------------------------------------------

         Adjusted EBITDA                                        $26,205    $24,081    $97,394    $92,901
                                                             ============================================

   Note: In an effort to provide investors with additional information regarding the Company's results as determined by generally accepted accounting principles (GAAP), the Company also discloses certain non-GAAP information which management utilizes to assess performance and believes provides useful information to investors. The Company has disclosed its net gain before interest expense, provisions for taxes, depreciation expense, amortization expense and other non-cash charges inclusive of non cash pension expense and a non cash release of litigation reserves following legal settlement (EBITDA) because the Company believes it is an important indicator because it provides information about our ability to service debt, pay dividends and fund capital expenditures. To further assist the reader in understanding operations, EBITDA has also been adjusted to exclude the impact of discontinued and disposed of operations (Adjusted EBITDA) as the Company believes that such data will facilitate more useful period-to-period comparisons of the Company's ongoing operations. EBITDA and Adjusted EBITDA are not GAAP measures and should not be considered a substitute for net income and loss and other measures of financial performance recorded in accordance with GAAP. The calculation of "Adjusted EBITDA" as presented in this press release differs from the calculation of, and therefore is not directly comparable to, "Indenture EBITDA" as presented in ACS' prospectus supplement, dated January 26, 2005, primarily because the calculation of "Adjusted EBITDA" only includes adjustments that meet the criteria of being "non recurring" under Regulation G.


                                                                                                    Schedule 7A

                                             ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                                                      KEY OPERATING STATISTICS
                                                            (Unaudited)


                                                                 December 31,     September 30,   December 31,
                                                               -------------------------------------------------
                                                                     2004             2004            2003
                                                               -------------------------------------------------

Local telephone:
           Retail access lines *                                        207,905          209,442        218,058
           Wholesale access lines                                        16,590           17,500         19,159
           UNE loop lines                                                64,589           68,524         68,916
           UNE platform lines                                             6,365            6,251          5,333
                                                               -------------------------------------------------
           Total local telephone access lines                           295,449          301,717        311,466
                                                               =================================================

           Average local telephone access lines for the quarter         298,583          304,512        312,333
           Average local telephone revenue per line for the
            quarter                                                      $56.18           $56.10         $56.15
           Quarterly growth rate in local telephone access
            lines                                                          -2.1%            -1.8%          -0.6%

Wireless
           Covered population                                           482,251          480,422        480,422

           Ending subscribers                                           100,657           95,529         87,017
           Average subscribers for the quarter                           98,093           93,306         85,505
           Quarterly growth rate                                            5.4%             4.9%           3.6%

           Activations for the quarter                                   10,642            9,219          6,865
           Deactivations for the quarter                                  5,514            4,773          3,841
           Average monthly churn for the quarter                            1.7%             1.7%           1.4%

           Penetration                                                     20.9%            19.9%          18.1%
           Quarterly minutes of use (000's) **                           90,483           93,100         69,117

           Average revenue per subscriber for the quarter***             $45.42           $47.43         $39.59

Long Distance:
           Long distance subscribers                                     47,050           44,334         43,166
           Quarterly minutes of use (000's)                              34,779           36,614         35,795
           Average subscribers for the quarter                           45,692           43,494         43,333
           Average revenue per subscriber for the quarter                $26.09           $29.72         $33.33

Internet:
             DSL subscribers                                             24,711           22,596         17,784
             Dial-Up and other service subscribers                       22,842           23,699         28,277
                                                               -------------------------------------------------
              Total Internet subscribers                                 47,553           46,295         46,061
                                                               =================================================

           Average subscribers for the quarter                           46,924           45,739         45,706
           Average DSL & dial up revenue per subscriber for the
            quarter****                                                  $28.86           $28.98         $29.83

*          Prior period retail access lines impacted by change in line count methodology.

**         Wireless MOU have been restated to include prepaid airtime certificates.

***        Wireless ARPU has been restated to better reflect ongoing revenue derived from ACS's wireless customers.  The restated ARPU excludes equipment sales, foreign roaming (non-ACS customers roaming on ACS's network) and access termination revenue.  Previously, wireless ARPU was based on all wireless revenues, including those that were not derived from ACS's customer base.

****       Internet ARPU has been restated to include only DSL and dial-up revenues.  Previously, internet ARPU included all internet revenues; however, the customer base included only DSL and dial-up subscribers.  The restated ARPU provides consistency between revenues and customer counts.



                                                                                       Schedule 7B

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                            KEY OPERATING STATISTICS
                                   (Unaudited)


                                          December 31,       September 30,
                                             2004                2004              Net Movement
                                       ------------------------------------------------------------

 Local telephone retail access lines             207,905              209,442               (1,537)

 Wireless subscribers                            100,657               95,529
   Less adjustment for resellers                  (6,425)              (6,655)
                                       ---------------------------------------
                                                  94,232               88,874                5,358
                                       ---------------------------------------

 Long distance subscribers                        47,050               44,334                2,716

 DSL and dial up subscribers                      47,553               46,295                1,258
                                       ------------------------------------------------------------

                                                 396,740              388,945                7,795
                                       ============================================================


Item 9.01 Financial Statements and Exhibits

         Exhibit No.                        Description
         -----------                        ------------
             99.1                   Alaska Communications Systems Group, Inc.
                                    Press Release dated February 24, 2005.

             99.2                   Alaska Communications Systems Group, Inc.
                                    Press Release dated February 23, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:    February 24, 2005             Alaska Communications Systems Group, Inc.

                                       /s/ David Wilson
                                       ----------------
                                       David Wilson,
                                       Senior Vice President and Chief
                                       Financial Officer (Principal
                                       Accounting Officer and Principal
                                       Financial Officer)

                                  EXHIBIT INDEX


         Exhibit No.                        Description
         -----------                        -----------

             99.1                   Alaska Communications Systems Group, Inc.
                                    Press Release dated February 24, 2005.

             99.2                   Alaska Communications Systems Group, Inc.
                                    Press Release dated February 23, 2005.